SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT is made as of the 29th day of November, 2010, between Skyview Holdings Corp., a Delaware corporation (“PUBLIC COMPANY”) and the shareholders of Vision Technologies, Inc., a Delaware corporation (the “SELLERS” or “PRIVATE COMPANY”).

WHEREAS,

A.

The SELLERS collectively own 100% of the authorized and issued common stock of PRIVATE COMPANY as set forth in the attached Schedule 1.1 (Exhibit A);

B.

PUBLIC COMPANY is a shell company whose common stock is registered with the U.S. Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended;

C.

TONY N. FRUDAKIS (the “PURCHASER”) owns 100% of the issued and outstanding common stock of PUBLIC COMPANY in book entry form representing a total of 3,000,000 shares;

D.

PUBLIC COMPANY presently has 100,000,000 shares of common stock authorized;

E.

PURCHASER desires to reorganize PUBLIC COMPANY by causing it to issue to SELLERS other than Tony N. Frudakis and his assign Phillip Brooks Twenty One Million One Hundred Fifty Seven Thousand Two Hundred Ninety Seven (21,157,297) shares of PUBLIC COMPANY common stock in exchange for SELLERS’ transfer of their 100% ownership interest in PRIVATE COMPANY to PUBLIC COMPANY, upon the terms, provisions, and conditions and for the consideration hereinafter set forth, thereby making PRIVATE COMPANY a subsidiary of PUBLIC COMPANY;

F.

The parties intend that the exchange of stock qualifies as a tax-free reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the business combination contemplated hereby be accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of PRIVATE COMPANY, pursuant to which PRIVATE COMPANY is treated as the continuing entity.

NOW, THEREFORE, in consideration of these premises and the mutual agreements hereinafter set forth, intending to be legally bound, the parties agree as follows:

1.  SHARE EXCHANGE.

1.1.  EXCHANGE AND ISSUE OF SHARES.  On the terms and subject to the conditions set forth herein, at the Closing,

A.

PUBLIC COMPANY shall issue and deliver  Twenty One Million One Hundred Fifty Seven Thousand Two Hundred Ninety Seven (21,157,297)  validly issued, fully-paid and non-assessable shares of PUBLIC COMPANY Common Stock, $0.00001 par value per share, to the SELLERS other than Tony N. Frudakis and his assign Phillip Brooks as set forth in Schedule 1.1 (Exhibit A attached hereto);

B.

SELLERS other than Tony N. Frudakis and Phillip Brooks shall deliver to PUBLIC COMPANY Twenty One Million One Hundred Fifty Seven Thousand Two Hundred Ninety Seven (21,157,297) shares of PRIVATE COMPANY common stock, $0.00001 par value per share (the "PRIVATE COMPANY Shares") constituting all of the issued and outstanding capital stock of PRIVATE COMPANY, subject to Paragraph “C” below; and

C.

PURCHASER shall return Three Million (3,000,000) shares to the PUBLIC COMPANY treasury, and PUBLIC COMPANY shall issue to PURCHASER and his assign Phillip Brooks a total of Two Million Five Hundred Fifty Thousand (2,550,000) shares of PUBLIC COMPANY, with such shares also being reflected in Schedule 1.1 (Exhibit A attached hereto).

1.2.  EFFECTIVE RESULT OF THE SHARE EXCHANGE.  At the Effective Date, PRIVATE COMPANY, shall be acquired and shall become a wholly-owned subsidiary of PUBLIC COMPANY.  PURCHASER shall resign as a director of PUBLIC COMPANY and SELLERS shall appoint a director(s) of their choosing.

1.3.  THE EXCHANGE OF CERTIFICATES.

(a) The stock transfer agent of PUBLIC COMPANY is to be determined (hereafter, the “Exchange Agent”).

(b)  SELLERS will deliver all certificates representing all issued, cancelled, and outstanding shares to the Closing Agent, Russell C. Weigel, III, P.A., along with suitably executed stock powers, along with any other documents required for delivery at the Closing by this Agreement.

(c) After the Closing, the Exchange Agent will be instructed to deliver to the SELLERS and the PURCHASER their respective share certificates representing new shares of PUBLIC COMPANY Common Stock (each a "New Certificate").

1.4.  ACTS TO CARRY OUT THIS EXCHANGE PLAN.

(a) PRIVATE COMPANY and its proper officers and directors shall do all such acts and things as may be necessary or proper to vest, perfect, or confirm in PUBLIC COMPANY title to such property or rights and otherwise to carry out the purposes of this Share Exchange Agreement.

(b) If, at any time after the Effective Date, PUBLIC COMPANY shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect, or confirm, of record or otherwise, in PUBLIC COMPANY its right, title, or interest in or under any of the rights, properties, or assets of PRIVATE COMPANY acquired or to be acquired by PUBLIC COMPANY as a result of, or in connection with, the Share Exchange, or (ii) otherwise carry out the purposes of this Agreement, PRIVATE COMPANY and its proper officers and directors shall be deemed to have granted to PUBLIC COMPANY an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in PUBLIC COMPANY and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of PUBLIC COMPANY are fully authorized in the name of PUBLIC COMPANY or otherwise to take any and all such action.

1.5.  DIRECTORS AND EXECUTIVE OFFICERS.  Subject to the fiduciary duties of its directors, PUBLIC COMPANY, as promptly as practicable after the Effective Date, shall use its best efforts to cause its existing board of directors and all officers to resign and immediately thereafter to be comprised of the directors appointed by SELLERS.

1.6.  NAME CHANGE.  Upon the Closing, the PUBLIC COMPANY shall change its legal name to Vision Technologies Tactical, Corp.

2.  EFFECTIVE DATE.  The Effective Date shall be the date and time specified in this Share Exchange Agreement or on such other date as shall be mutually agreed to by PRIVATE COMPANY and PUBLIC COMPANY.

3.  CONDITIONS PRECEDENT TO PERFORMANCE OF OBLIGATIONS OF THE PARTIES.

The obligations of PRIVATE COMPANY and PUBLIC COMPANY to consummate the Share Exchange shall be subject to the conditions that on or before the Effective Date:

3.1.  NOTICE TO SHAREHOLDERS OF PUBLIC COMPANY.  The shareholders of PUBLIC COMPANY shall have been notified in accordance with Delaware Law of the Agreement.

3.2.  ABSENCE OF LEGAL PROCEEDINGS.  No action, suit, or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin, or prohibit the Share Exchange, or which would reasonably be expected to restrict materially the operation of the business of PRIVATE COMPANY or the exercise of any rights with respect thereto or to subject either of the parties hereto or any of their subsidiaries, directors, or officers to any liability, fine, forfeiture, divestiture, or penalty on the ground that the transactions contemplated hereby, the parties hereto, or their subsidiaries, directors, or officers have breached or will breach any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby and with respect to which the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit, or proceeding raises substantial questions of law or fact which could reasonably be decided materially adversely to either party hereto or its subsidiaries, directors, or officers.

4.  CONDITIONS PRECEDENT TO PERFORMANCE OF THE OBLIGATIONS OF PUBLIC COMPANY.

The obligations of PUBLIC COMPANY hereunder are subject to the satisfaction, on or prior to the Effective Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by PUBLIC COMPANY in writing unless not so permitted by law:

4.1.  REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of PRIVATE COMPANY contained in this Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if such representations and warranties had been made or given at and as of such date, except that representations and warranties of PRIVATE COMPANY contained in this Share Exchange Agreement which specifically relate to an earlier date shall be true and correct in all material respects as of such earlier date.  All covenants and obligations to be performed or met by PRIVATE COMPANY on or prior to the Effective Date shall have been so performed or met.  On the date of the Effective Date, the chief executive officer of PRIVATE COMPANY shall deliver to PUBLIC COMPANY a certificate to that effect.  The delivery of such certificates shall in no way diminish the warranties, representations, covenants, and obligations of PRIVATE COMPANY made in this Share Exchange Agreement.

4.2.  NO ADVERSE DEVELOPMENTS.

(a) During the period from November 24, 2010, to the Effective Date, (i) there shall not have been any material adverse effect as defined in section 12.5(c) (a "Material Adverse Effect") with respect to PRIVATE COMPANY.

(b) As of the Effective Date, there shall be no liabilities of PRIVATE COMPANY, other than liabilities incurred in the ordinary course of business, which are material to PRIVATE COMPANY on a consolidated basis which were not reflected in the PRIVATE COMPANY

Financial Statements, and there shall be no material deterioration in the quality or market value of the real property, investments and other assets included in such financial statements of PRIVATE COMPANY.

(c) PUBLIC COMPANY shall have received a certificate dated the Effective Date, signed by the president of PRIVATE COMPANY, certifying to the matters set forth in paragraphs (a) and (b) of this section 4.2.  The delivery of such officers' certificate shall in no way diminish the warranties and representations of PRIVATE COMPANY made in this Agreement.

4.3.  EXECUTION OF INVESTMENT LETTERS BY SELLERS.  Each Seller shall each have submitted fully executed Investment Letters in the form attached hereto as Exhibit “C”.

5.  CONDITIONS PRECEDENT TO PERFORMANCE OF OBLIGATIONS OF PRIVATE COMPANY.

The obligations of PRIVATE COMPANY hereunder are subject to the satisfaction, on or prior to the Effective Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by PRIVATE COMPANY in writing unless not so permitted by law:

5.1.  REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of PUBLIC COMPANY contained in this Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if such representations and warranties had been made or given at and as of such date, except that representations and warranties of PUBLIC COMPANY contained in this Agreement which specifically relate to an earlier date shall be true and correct in all material respects as of such earlier date.  All covenants and obligations to be performed or met by PUBLIC COMPANY on or prior to the Effective Date shall have been so performed or met.  On the date of the Effective Date, either the president or an executive vice president of PUBLIC COMPANY shall deliver to PRIVATE COMPANY a certificate to that effect.  The delivery of such officer's certificate shall in no way diminish the warranties, representations, covenants, and obligations of PRIVATE COMPANY made in this Agreement.

5.2.  NO ADVERSE DEVELOPMENTS.  During the period from November 24, 2010, to the Effective Date, there shall not have been any Material Adverse Effect with respect to PUBLIC COMPANY, and PRIVATE COMPANY shall have received a certificate dated the date of the Effective Date signed by either the president or an executive vice president of PUBLIC

COMPANY to the foregoing effect.  The delivery of such officer's certificate shall in no way diminish the warranties and representations of PUBLIC COMPANY made in this Agreement.

6.  REPRESENTATIONS AND WARRANTIES OF PUBLIC COMPANY.

PUBLIC COMPANY represents and warrants to PRIVATE COMPANY as follows:

6.1.  ORGANIZATION, POWERS, AND QUALIFICATION.  PUBLIC COMPANY is a duly organized, validly existing corporation in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and assets, to lease its properties and to carry on its business as now conducted.  PUBLIC COMPANY owns or possesses in the operation of its business all franchises, licenses, permits, certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted.

6.2.  EXECUTION AND PERFORMANCE OF AGREEMENT.  PUBLIC COMPANY has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective terms.

6.3.  BINDING OBLIGATIONS, DUE AUTHORIZATION.  Subject to the approval of its shareholders, this Agreement constitutes a valid, legal, and binding obligation of PUBLIC COMPANY, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, or similar law, or by general principles of equity.  The execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by the board of directors of PUBLIC COMPANY.

6.4.  ABSENCE OF VIOLATIONS.  PUBLIC COMPANY is not (i) in violation of its bylaws, (ii) in violation of any applicable federal, state, or local law or ordinance or any order, rule, or regulation of any federal, state, local, or other governmental agency or body, (iii) in violation of or in default with respect to any order, writ, injunction, or decree of any court, or any order, license, regulation, or demand of any governmental agency; (iv) in violation of any term of any security agreement, mortgage, indenture, or any other contract, agreement, instrument, lease, or certificate, and PUBLIC COMPANY has not received any claim or notice of violation with respect thereto.

6.5.  ABSENCE OF DEFAULT.  None of the execution or the delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance with or fulfillment of the terms hereof will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under the organizational documents or bylaws of PUBLIC COMPANY.  None of such execution, consummation, or fulfillment will (a) conflict with, or result in a material breach of the terms, conditions, or provisions of, or constitute a material violation, conflict, or default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any of the property or assets of PUBLIC COMPANY pursuant to any material agreement or instrument under which it is obligated or by which any of its properties or assets may be bound, including without limitation any material lease, contract, mortgage, promissory note, loan, credit arrangement or other commitment or arrangement of it in respect of which it is an obligor.

6.6.  SUBSIDIARIES.  PUBLIC COMPANY does not have any direct or indirect subsidiaries and does not directly or indirectly own, control, or hold, with the power to vote, any shares of the capital stock of any entity (including, without limitation, corporations, partnerships, and joint ventures).  There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, or agreements calling for or requiring the issuance, transfer, sale, or other disposition of any shares of the capital stock of PUBLIC COMPANY.  There are no other direct or indirect subsidiaries of PUBLIC COMPANY which would be or are required to be consolidated or accounted for on the equity method in the consolidated financial statements of PUBLIC COMPANY prepared in accordance with generally accepted accounting principles.

6.7.  CAPITAL STRUCTURE.

(a) The authorized capital stock of PUBLIC COMPANY consists of 100,000,000 shares of PUBLIC COMPANY Common Stock having a par value of $.00001 per share, of which, as of the date of this Agreement, 3,000,000 shares have been duly issued and are validly outstanding, fully paid, and non-assessable and are held by PURCHASER, and 2,500,000 shares of PUBLIC COMPANY Preferred Stock having par value of $.00001 per share, of which, as of the date of this Agreement, none are issued or outstanding.  The aforementioned shares of PUBLIC COMPANY Common Stock are the only voting securities of PUBLIC COMPANY authorized, issued, or outstanding as of such date; and there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights, including preemptive rights, calling for or requiring the issuance, transfer, sale, or other disposition of any shares of the capital stock of PUBLIC COMPANY.  No shares of PUBLIC COMPANY Common Stock are held as treasury shares.  None of the PUBLIC COMPANY Common Stock is subject to any restrictions upon the transfer thereof under the terms of the articles of incorporation or bylaws of PUBLIC COMPANY.

(b) As of the date hereof, to the best of the knowledge of PUBLIC COMPANY, and except for this Agreement, there are no shareholder agreements, or other agreements, understandings, or commitments relating to the right of any holder or beneficial owner of any issued and outstanding shares of PUBLIC COMPANY Common Stock to vote or to dispose of his, her or its shares of PUBLIC COMPANY Common Stock.

6.8.  ARTICLES OF INCORPORATION, BYLAWS, AND MINUTE BOOKS.  PUBLIC COMPANY has provided PRIVATE COMPANY with all known, true, correct and complete copies of all of the certificates or articles of incorporation and all amendments thereto, and the bylaws, as amended, of PUBLIC COMPANY.  All minute books contain accurate minutes of all meetings and accurate consents in lieu of meetings of the board of directors (and any committee thereof) and of the shareholders of PUBLIC COMPANY since inception.  All minute books accurately reflect all transactions referred to in such minutes and consents in lieu of meetings and disclose all material corporate actions of the shareholders and boards of directors of PUBLIC COMPANY and all committees thereof.  Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the board of directors (or any committee thereof) or of shareholders of PUBLIC COMPANY known to PURCHASER that have not been disclosed to SELLERS.

6.9.  BOOKS AND RECORDS.  The books and records of PUBLIC COMPANY fairly reflect the transactions to which it is a party or by which its properties are subject or bound.  To the PURCHASER’s best knowledge, such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable accounting and legal requirements.

6.10.  CONTRACTS, COMMITMENTS, ETC.  If there are any, PUBLIC COMPANY has made available to PRIVATE COMPANY:

(a) All contracts, agreements, plans or other arrangements applicable to employees, officers, or directors of PUBLIC COMPANY, including compensation, bonus, stock option, stock purchase, medical, disability, group life or other insurance plans, and any other remuneration or fringe benefit arrangements.

(b) All material contracts, agreements, leases, mortgages, and commitments to which PUBLIC COMPANY is a party or may be bound; or, if any of the same be oral, true, accurate, and complete written summaries of all such oral contracts, agreements, leases, mortgages, and commitments.

(c) All contracts, agreements, leases, mortgages, and commitments, whether or not material, to which PUBLIC COMPANY is a party or may be bound and which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation or performance of any of the transactions contemplated thereby or, if any of the same be oral, true, accurate, and complete written summaries of all such oral contracts, agreements, leases, mortgages, and commitments.

(d) All deeds, leases, contracts, agreements, mortgages, and commitments, whether or not material, to which PUBLIC COMPANY is a party or may be bound and which relate to land, buildings, fixtures, or other real property.

(e) All federal, state, and local tax returns, including any amended returns, filed by PUBLIC COMPANY.

6.11.  MATERIAL CONTRACT DEFAULTS.  All contracts, agreements, leases, mortgages, or commitments referred to in section 6.10 hereof are valid and in full force and effect on the date hereof.  As of the date of this Agreement and as of the Effective Date, neither PUBLIC COMPANY nor its subsidiaries will be in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its assets, business, or operations may be bound or affected or under which it or its assets, business, or operations receive benefits; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

7.  COVENANTS OF PUBLIC COMPANY.

PUBLIC COMPANY covenants and agrees as follows:

7.1.  RIGHTS OF ACCESS.  From the date hereof to the Effective Date, PUBLIC COMPANY shall give to PRIVATE COMPANY and to its representatives, including its certified public accountants full access during normal business hours to all of the property, documents, contracts, books, and records of PUBLIC COMPANY, and such information with respect to its business affairs and properties as PRIVATE COMPANY from time to time may reasonably request.

7.2.  EXTRAORDINARY TRANSACTIONS.  Without the prior written consent of PRIVATE COMPANY, PUBLIC COMPANY will not, on or after the date of this Agreement:  (a) declare or pay any cash dividends or property dividends with respect to any class of its capital stock; (b) declare or distribute any stock dividend, authorize a stock split, or authorize, issue or make any distribution of its capital stock or any other securities or grant any options to acquire such additional securities; (c) either (i) merge into, consolidate with, or sell or otherwise dispose of its assets to any other corporation or person, or enter into any other transaction or agree to effect any other transaction not in the ordinary course of its business except as explicitly contemplated herein, or (ii) engage in any discussions concerning such a possible transaction except as explicitly contemplated herein unless the board of directors of PUBLIC COMPANY, based upon the advice of legal counsel, determines in good faith that such action is required for the board of directors to comply with its fiduciary duties to stockholders imposed by law; (d) convert the form of entity of PUBLIC COMPANY from that in existence on the date of this Agreement to any other form of entity; (e) make any direct or indirect redemption, purchase, or other acquisition of any of its capital stock; (f) except in the ordinary course of its business or to accomplish the transactions contemplated by this Agreement, incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, pay or become obligated to pay any legal, accounting, or miscellaneous other expense, or engage in any transaction; (g) other than in the ordinary course of business, subject any of its properties or assets to any lien, claim, charge, option, or encumbrance; (h) enter into or assume any one or more commitments to make capital expenditures, any of which individually exceeds $20,000 or which in the aggregate exceed $50,000; (i) except for increases in the ordinary course of business in accordance with past practices, and except as explicitly contemplated by this Agreement, increase the rate of compensation of any employee or enter into any agreement to increase the rate of compensation of any employee; (j) except as otherwise required by law, create or modify any  profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or the level of benefits under any such plan, nor increase or decrease any severance or termination pay benefit or any other fringe benefit;  (k) enter into any employment or personal services contract with any person or firm, except directly to facilitate the transactions contemplated by this Agreement; nor (l) change the nature or increase the concentration of risk of investments and of cash and cash equivalents.

7.3.  PRESERVATION OF BUSINESS.  PUBLIC COMPANY will (a) carry on its business and manage its assets and properties diligently and substantially in the same manner as heretofore; (b) use commercially reasonable efforts to continue in effect its present insurance coverage on all properties, assets, business, and personnel; (c) use commercially reasonable efforts to preserve its business organization intact, to keep available its present employees, and to preserve its present relationships with all those entities having business dealings with it; (d) not do anything and not fail to do anything which will cause a breach of or default in any contract, agreement, commitment, or obligation to which it is a party or by which it may be bound; and (e) conduct its affairs so that at the Effective Date none of its representations and warranties will be inaccurate, none of its covenants and agreements will be breached, and no condition in this Agreement will remain unfulfilled by reason of its actions or omissions.

7.4.  AFFILIATES.  PUBLIC COMPANY will furnish to PRIVATE COMPANY a list of all persons known to PUBLIC COMPANY who at the date of this Share Exchange Agreement may be deemed to be “affiliates” of PUBLIC COMPANY within the meaning of Rule 145 under the Securities Act of 1933.

7.5.  PURCHASE METHOD TREATMENT.  PUBLIC COMPANY will take no action that would prevent or impede the Share Exchange from qualifying as a reverse acquisition under the purchase method for business combinations.

7.6.

 UPDATED SCHEDULES.  Not less than fifteen business days prior to the Effective Date and as of the Effective Date, PUBLIC COMPANY will deliver to PRIVATE COMPANY any updates to the schedules to its representations which may be required to disclose events or circumstances arising after the date hereof.  Such schedules shall be updated only for the purpose of making the representations and warranties contained in this Agreement to which such part of such schedules relate true and correct in all material respects as of the date such schedule is updated, and the updated schedule shall not have the effect of making any representation or warranty contained in this Agreement true and correct in all material respects as of a date prior to the date of such updated schedule.  For purposes of determining whether the conditions set forth in section 4.1 to PRIVATE COMPANY's obligations have been met, any such updated schedules delivered to PRIVATE COMPANY shall be disregarded unless PRIVATE COMPANY shall have agreed to accept any changes reflected in such updated schedules.

7.7.  SUBSEQUENT EVENTS.  Until the Effective Date, PUBLIC COMPANY will immediately advise PRIVATE COMPANY in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or which (if existing and known at any time prior to or at the Effective Date) would cause a condition to PRIVATE COMPANY's obligations under this Agreement not to be fully satisfied.

8.  REPRESENTATIONS AND WARRANTIES OF PRIVATE COMPANY.

PRIVATE COMPANY, by and through SELLERS, represents and warrants to PUBLIC COMPANY as follows:

8.1.  ORGANIZATION, POWERS, AND QUALIFICATION.  PRIVATE COMPANY is a duly organized, validly existing corporation in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its property and assets, to lease properties used in its business, and to carry on its business as now conducted.  PRIVATE COMPANY owns or possesses in the operation of its business all franchises, licenses, permits, certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted.

8.2.  EXECUTION AND PERFORMANCE OF AGREEMENT.  PRIVATE COMPANY has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective terms.

8.3.  BINDING OBLIGATIONS, DUE AUTHORIZATION.  Subject to the approval of its shareholders, this Share Exchange Agreement constitutes a valid, legal, and binding obligation of PRIVATE COMPANY, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, or similar law, or by general principles of equity.  The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by the board of directors of PRIVATE COMPANY.

8.4.  ABSENCE OF DEFAULT.  None of the execution or the delivery of this Share Exchange Agreement, the consummation of the transactions contemplated hereby, or the compliance with or fulfillment of the terms hereof will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under the organizational documents or bylaws of PRIVATE COMPANY.  None of such execution, consummation, or fulfillment will (a) conflict with, or result in a material breach of the terms, conditions, or provisions of, or constitute a material violation, conflict, or default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any of the property or assets of PRIVATE COMPANY pursuant to any material agreement or instrument under which it is obligated or by which any of its properties or assets may be bound, including without limitation any material lease, contract, mortgage, promissory note, deed of trust, loan, credit arrangement or other commitment or arrangement of it in respect of which it is an obligor.

8.5.  CAPITAL STRUCTURE.

(a) The authorized common stock of PRIVATE COMPANY as of the date of this Share Exchange Agreement consists of 25,000,000 shares of PRIVATE COMPANY Common Stock having a par value of $.00001 per share, of which, as of the date of this Agreement, 21,157,297 shares have been duly issued and are validly outstanding, fully paid and non-assessable, book entry shares and held by approximately 130 shareholders of record.  The aforementioned shares of PRIVATE COMPANY Common Stock are the only equity securities of PRIVATE COMPANY authorized, issued, or outstanding as of the date of this Agreement. There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights, including preemptive rights, calling for or requiring the issuance, transfer, sale, or other disposition of any shares of the capital stock of PRIVATE COMPANY except for those certain warrants held by EK Visiontech, LLC and those certain options held by members of PRIVATE COMPANY'S Board of Directors.

(b) As of the date hereof, to the best of the knowledge of PRIVATE COMPANY, and except for this Share Exchange Agreement, there are no shareholder agreements, or other agreements, understandings, or commitments relating to the right of any holder or beneficial owner of any issued and outstanding shares of PRIVATE COMPANY Common Stock to vote or to dispose of his, her or its shares of PRIVATE COMPANY Common Stock.

8.6.  BOOKS AND RECORDS.  The books and records of PRIVATE COMPANY fairly reflect the transactions to which it is a party or by which its properties are subject or bound.  Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable accounting and legal requirements.  PRIVATE COMPANY follows generally accepted accounting principles applied on a consistent basis in the preparation and maintenance of its books of account and financial statements, including using the accrual method of accounting for all items of income and expense.  PRIVATE COMPANY has made all accruals in amounts that accurately report income and expense in the proper periods in accordance with generally accepted accounting principles.  PRIVATE COMPANY has filed all material reports and returns required by any law or regulation to be filed by it.

8.7.  FINANCIAL STATEMENTS.  PRIVATE COMPANY has furnished to PUBLIC COMPANY its balance sheet as of each of December 31, 2009 and 2008, and its related statements of operations, changes in stockholders' equity and cash flows for each of the fiscal year periods then ended, and the notes thereto, and its consolidated unaudited balance sheet as of September 30, 2010 and its related unaudited consolidated statements of operations, changes in stockholders' equity and cash flows for the nine month period then ended (the “PRIVATE COMPANY Interim Financial Statements”) (collectively, the "PRIVATE COMPANY Financial Statements").  All of the PRIVATE COMPANY Financial Statements, including the related notes, (a) were prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied in all material respects (subject, in the case of the PRIVATE COMPANY Interim Financial Statements, to recurring audit adjustments normal in nature and amount), (b) are in accordance with the books and records of PRIVATE COMPANY, (c) fairly reflect the consolidated financial position of PRIVATE COMPANY as of such dates, and the consolidated results of operations of PRIVATE COMPANY for the periods ended on such dates, and do not fail to disclose any material extraordinary or out-of-period items.  PRIVATE COMPANY represents and warrants that its financial statements are prepared suffciently to enable a PCAOB listed audit firm to prepare and express an opinion thereon and to agree with PRIVATE COMPANY that its financial statements are prepared according to GAAP and appear to be free from material misstatement.

8.8.  ARTICLES OF INCORPORATION, BYLAWS, AND MINUTE BOOKS.  PRIVATE COMPANY has provided PUBLIC COMPANY with true, correct and complete copies of all of PRIVATE COMPANY’s articles of incorporation, the bylaws, and all amendments thereto, and the minute books.  All minute books contain accurate minutes of all meetings and accurate consents in lieu of meetings of the board of directors (and any committee thereof) and of the shareholders of PRIVATE COMPANY since its inception.  All minute books accurately reflect all transactions referred to in such minutes and consents in lieu of meetings and disclose all material corporate actions of the shareholders and boards of directors of PRIVATE COMPANY and all committees thereof.  Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the board of directors (or any committee thereof) or of shareholders of PRIVATE COMPANY.

8.9.  ABSENCE OF CERTAIN DEVELOPMENTS.  Since November 24, 2010, there has been (a) no Material Adverse Effect with respect to PRIVATE COMPANY, (b) no material decrease in the value of the assets of PRIVATE COMPANY  (c) no material increase in the level of liabilities of PRIVATE COMPANY.  Since November 24, 2010, PRIVATE COMPANY has conducted its business only in the ordinary course of such business and consistent with past practice.

8.10.  DISCLOSURE.  No representation or warranty hereunder and no certificate, statement, or other document delivered by PRIVATE COMPANY hereunder or in connection with this Share Exchange Agreement or any of the transactions contemplated thereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading.  There is no fact known to PRIVATE COMPANY that might materially adversely affect its business, assets, liabilities, financial condition, results of operations, or prospects which has not been disclosed in the PRIVATE COMPANY Financial Statements or a certificate, schedule or other document delivered by PRIVATE COMPANY to PUBLIC COMPANY.  Copies of all documents delivered to PUBLIC COMPANY by PRIVATE COMPANY under this Agreement are true, correct, and complete copies thereof and include all amendments, supplements, and modifications thereto and all waivers thereunder.

9.  COVENANTS OF PRIVATE COMPANY.

PRIVATE COMPANY, by and through Robert “Lee” Thompson and Robert “Chuck” Thompson, covenant and agree as follows:

9.1.  RIGHTS OF ACCESS.  From the date hereof to the Effective Date, PRIVATE COMPANY shall give to PUBLIC COMPANY, PURCHASER, and to their representatives, including their certified public accountants, reasonable access during normal business hours upon reasonable advance notice to all of the property, documents, contracts, books, and records of PRIVATE COMPANY, and such information with respect to its business affairs and properties as PUBLIC COMPANY or PURCHASER from time to time may reasonably request, and PUBLIC COMPANY and PURCHASER will be furnished with copies of all such books, records, agreements and other documents as may be reasonably requested by it.  In connection with such investigation, PUBLIC COMPANY and PURCHASER will also be permitted to speak with such officers, directors, bankers, creditors, lessees, lessors, customers, shareholders, and litigation counsel of PRIVATE COMPANY as PUBLIC COMPANY and PURCHASER may specify.

9.2.  EXTRAORDINARY TRANSACTIONS.  Without the prior written consent of PUBLIC COMPANY, PRIVATE COMPANY will not, on or after the date of this Share Exchange Agreement: (a) declare or pay any cash dividends or property dividends with respect to any class of its capital stock; (b) declare or distribute any stock dividend nor authorize a stock split; (c) merge into, consolidate with, or sell or otherwise dispose of its assets to any other corporation or person, or enter into any other transaction or agree to effect any other transaction not in the ordinary course of its business except as explicitly contemplated herein; (d) convert the form of entity of PRIVATE COMPANY from that in existence on the date of this Share Exchange Agreement to any other form of entity; (e) make any direct or indirect redemption, purchase, or other acquisition of any of its capital stock; (f) except in the ordinary course of its business or to accomplish the transactions contemplated by this Agreement, incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, pay or become obligated to pay any legal, accounting, or miscellaneous other expense, or engage in any transaction; (g) other than in the ordinary course of business, subject any of its properties or assets to any lien, claim, charge, option, or encumbrance; (h) enter into or assume any one or more commitments to make capital expenditures, any of which individually exceeds $20,000 or which in the aggregate exceed $50,000; (i) except for increases in the ordinary course of business in accordance with past practices and except as explicitly contemplated by this Agreement, increase the rate of compensation of any employee or enter into any agreement to increase the rate of compensation of any employee; (j) except as otherwise required by law, create or modify any pension or profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or the level of benefits under any such plan, nor increase or decrease any severance or termination pay benefit or any other fringe benefit; (k) enter into any employment or personal services contract with any person or firm, except directly to facilitate the transactions contemplated by this Share Exchange Agreement; nor (l) change the nature or increase the concentration of risk of  cash and cash equivalents.

9.3.  PRESERVATION OF BUSINESS.  PRIVATE COMPANY will (a) carry on its business and manage its assets and property diligently and substantially in the same manner as heretofore; (b) use commercially reasonable efforts to continue in effect its present insurance coverage on all property, assets, business, and personnel; (c) use commercially reasonable efforts to preserve its business organization intact, to keep available its present employees, and to preserve its present relationships with those entities having business dealings with it; (d) not do anything and not fail to do anything which will cause a breach of or default in any contract, agreement, commitment, or obligation to which it is a party or by which it may be bound; and (e) conduct its affairs so that at the Effective Date none of its representations and warranties will be inaccurate, none of its covenants and agreements will be breached, and no condition in this Agreement will remain unfulfilled by reason of its actions or omissions.

9.4.  SHAREHOLDERS’ MEETING.  Unless a majority of shareholders shall provide their written consent, PRIVATE COMPANY shall hold a meeting of its shareholders in accordance with the Delaware General Corporation Law to consider and vote upon this Agreement.  Subject to its fiduciary duty to shareholders, the board of directors of PRIVATE COMPANY shall recommend to its shareholders that this Agreement be adopted.

9.5.  SUBSEQUENT EVENTS.  Until the Effective Date, PRIVATE COMPANY will immediately advise PUBLIC COMPANY in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or which (if existing and known at the time of the Effective Date) would cause a condition to PUBLIC COMPANY's obligations under this Share Exchange Agreement not to be fully satisfied.

9.6.  UPDATED SCHEDULES.  Not less than fifteen business days prior to the Effective Date and as of the Effective Date, PRIVATE COMPANY will deliver to PUBLIC COMPANY any updates to the schedules to its representations which may be required to disclose events or circumstances arising after the date hereof.  Such schedules shall be updated only for the purpose of making the representations and warranties contained in this Agreement to which such part of such schedules relate true and correct in all material respects as of the date such schedule is updated, and the updated schedule shall not have the effect of making any representation or warranty contained in this Agreement true and correct in all material respects as of a date prior to the date of such updated schedule.  For purposes of determining whether the conditions set forth in section 4.1 to PRIVATE COMPANY's obligations have been met, any such updated schedules delivered to PUBLIC COMPANY shall be disregarded unless PUBLIC COMPANY shall have agreed to accept any changes reflected in such updated schedules.

9.7  REQUIRED REGISTRATION RIGHTS.

9.7.1 Required Registration of PURCHASER’S SECURITIES in Skyview Holdings Corp., including any and all common stock, preferred stock, and stock issuable upon exercise of rights or options to acquire stock and/or rights to convert debt instruments into stock that have been purchased by or granted to PURCHASER prior to the filing of PUBLIC COMPANY’S first registration statement filed with the SEC pursuant to the Securities Act of 1933, as amended (“PURCHASER’S SECURITIES”).  As promptly as practicable after the Effective Date, but in no event later than sixty (60) days after the Effective Date, SELLERS agree to file a Form S-1 Registration Statement (“Registration Statement”) to register the resale of all of the PURCHASER’S SECURITIES.  SELLERS shall have made its best efforts to cause the SEC to declare the Registration Statement effective no later than the one hundred-eightieth (180th) day following the date the Registration Statement is filed with the SEC (the "Registration Deadline").

9.7.2 Required Registration Procedures.

(a) Using the procedure set forth in Section 9.7.3, SELLERS shall advise the PURCHASER as to the initiation of the registration process contemplated by Section 9.7.1 and as to the completion thereof.  In addition, subject to Section 9.7.1 and Section 9.7.2, SELLERS shall, to the extent applicable to any Registration Statement filed pursuant thereto:

(i)  prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary to keep such Registration Statement continuously effective and free from any material misstatement or omission of facts necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading and comply with provisions of the Securities Act with respect to the disposition of all PURCHASER’S SECURITIES covered thereby during the periods referred to in Section 9.7.1 and Section 9.7.2;

(ii)  notify PURCHASER promptly when the Registration Statement is declared effective by the SEC and furnish to PURCHASER and/or his assigns, if any, such number of prospectuses, including preliminary prospectuses, and other documents incident thereto as the PURCHASER may reasonably request from time to time;

(iii)  use its best efforts to register or qualify such PURCHASER’S SECURITIES under such other securities or blue sky laws of such jurisdictions of the United States where an exemption is not available and as the PURCHASER may reasonably request to enable PURCHASER and/or his assigns to consummate the disposition in such jurisdiction of such PURCHASER’S SECURITIES; provided, however, that in no event will PUBLIC COMPANY be required to: (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to be so qualified;  (b) consent to general service of process in any such jurisdiction;  or (c) subject itself to taxation in any jurisdiction where it is not already subject to taxation;

(iv)  use its best efforts to cause all such PURCHASER’S SECURITIES to be quoted on the Over The Counter Bulletin Board and The Pink Sheets;

(v) with a view to making available to PURCHASER the benefits of certain rules and regulations of the SEC that at any time permit the sale of the PURCHASER’S SECURITIES to the public without registration, so long as any PURCHASER’S securities are outstanding, to use its best efforts for a period of two (2) years following the effective date of the Registration Statement:

(1) to make and keep public information regarding PUBLIC COMPANY available, as those terms are understood and defined in Rule 144; and

(2) to file with the SEC in a timely manner all reports and other documents required of PUBLIC COMPANY under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

(vi) advise PURCHASER promptly after receiving notice or obtaining knowledge of the existence of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, use its best efforts to obtain the withdrawal of any such order suspending the effectiveness of the Registration Statement at the earliest possible time, and promptly notify PURCHASER of the lifting or withdrawal of any such order.

(b)  From and after the date the Registration Statement is declared effective, PUBLIC COMPANY shall, as promptly as practicable:  (i) if required by applicable law, file with the SEC a post-effective amendment to the Registration Statement or prepare and, if required by applicable law, file a supplement to the related prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that PURCHASER (and any assigns) is named as a selling stockholder in the Registration Statement and so that PURCHASER is permitted to deliver such prospectus to purchasers of the PURCHASER’S SECURITIES in accordance with applicable law and, if PUBLIC COMPANY shall file a post-effective amendment to the Registration Statement, use its best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as practicable;  (ii) provide PURCHASER copies of any documents filed pursuant to this Section;  and (iii) notify PURCHASER as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to this Section.

9.7.3 Notice Procedure.  PUBLIC COMPANY will give written notice to PURCHASER of its intention to file a Registration Statement not later than ten (10) days prior to the anticipated filing date of the Registration Statement.  Any assignee of PURCHASER may elect to participate in such registration on the same basis as the planned method of distribution contemplated by the proposed Registration Statement by delivering to PUBLIC COMPANY written notice of its election, in the form of the Notice and Questionnaire attached hereto as Exhibit “B”, within five (5) days after PURCHASER’S receipt of PUBLIC COMPANY's notice pursuant to this Section 9.7.3.

PURCHASER’S or his assignee’s election pursuant to this Section 9.7.3 must:  (i)  specify the amount of PURCHASER’S SECURITIES desired to be included in such Registration Statement by such seller;  and (ii) include any other information that PUBLIC COMPANY reasonably requests to be included in such Registration Statement.  Upon its receipt of PURCHASER’S election pursuant to this Section 9.7.3, PUBLIC COMPANY will use its best efforts to include in such Registration Statement all of PURCHASER’S SECURITIES requested to be included.

9.7.4. Liquidated Damages for Failure to File Registration Statement.  In the event that the Registration Statement has not been filed on or prior to the Registration Deadline, then in addition to any other rights PURCHASER may have hereunder or under applicable law, for each thirty (30) day period (each, "Liquidated Damages Period") following such Registration Deadline until the date on which the Registration Statement is first filed or is no longer required to be filed pursuant to this Agreement, PUBLIC COMPANY shall pay to PURCHASER an amount in cash equal to the total dollar amount of PURCHASER’S cash investment in PRIVATE COMPANY as of the Effective Date multiplied by five percent (5%).

9.8.  RESTRICTED, TIME-LIMITED NON-DILUTION OF PURCHASER’S SECURITIES.  PUBLIC COMPANY shall execute and deliver all such documents, instruments, schedules, forms, and certificates, and amend and restate its bylaws and articles of incorporation as may be necessary to guarantee that all of PURCHASER’S SECURITIES, excluding any of PURCHASER’S SECURITIES assigned by gift or sale, will be non-diluted through the effects of certain future corporate actions or restructurings, as described below, for two years from the date that PURCHASER acquires the rights to receive such securities, to the extent that PURCHASER is the beneficial owner of PURCHASER’S SECURITIES on the date giving rise to such dilutive event.  “Non-diluted” means that PURCHASER’S SECURITIES, as part of his non-dilution rights, shall continue to have the same percentage of ownership and the same percentage of voting rights of the class of PUBLIC COMPANY common stock of which it is a part as of the Effective Date regardless whether PUBLIC COMPANY or its successors or its assigns may thereafter increase or decrease the authorized number of shares of PUBLIC COMPANY common stock or increase or decrease the number of shares issued and outstanding.  “Non-Diluted” is further restricted to mean that PURCHASER’S SECURITIES are protected for two years from the date PURCHASER acquires the right to receive such securities from the effect of any devaluation occurring as the result of PUBLIC COMPANY’S issuance of any securities issuable upon conversion or exercise at, a price lower than $1.00 per share.  If PUBLIC COMPANY makes such dilutive issuance, PURCHASER shall receive a payment of stock to equal the percentage difference in price per share of the dilutive issuance multiplied by the number of shares then held or issuable to PURCHASER. No provision of this Agreement shall be interpreted otherwise.

9.9.  REGISTRATION EXPENSES.  Except as required by law, all expenses incurred by PUBLIC COMPANY in complying with its obligations to effect the Registration Statement and any legal opinion required to effect a sale or transfer of PURCHASER’S SECURITIES, including, without limitation, all: (i) registration, application, qualification, filing, listing, transfer and registrar fees;  (ii)  printing expenses;  (iii)  fees and disbursements of legal counsel and accountants for PUBLIC COMPANY;  and (iv) blue sky fees and expenses (including, without limitation, fees and disbursements of counsel related to all blue sky matters) incurred in connection with any registration, qualification or compliance pursuant to Sections 3 and 4 shall be borne by PUBLIC COMPANY out of pre-Closing funds.  All underwriting or brokerage discounts and selling commissions applicable to a sale incurred in connection with any registration of PURCHASER’S SECURITIES and the legal fees and other expenses of PURCHASER and his assignees shall be borne by such Selling Stockholder.

9.10.  EMPLOYMENT AGREEMENT AND INSURANCE. PRIVATE COMPANY represents and warrants that ROBERT “LEE” THOMPSON and ROBERT “CHUCK” THOMPSON individually will execute employment agreements in favor of PRIVATE COMPANY and PUBLIC COMPANY in a form acceptable to PURCHASER and containing a minimum term of employment of at least two years from the Effective Date, a non-compete clause of at least twelve months from the third anniversary of the Effective Date, and a liquidated damages clause in favor of PURCHASER equal in amount to the penalty clause in Section 11.2(c) for termination prior to the third anniversary of the Effective Date.  PRIVATE COMPANY also covenants to obtain key man life insurance for the loss of service to PRIVATE COMPANY of ROBERT “LEE” THOMPSON and ROBERT “CHUCK” THOMPSON with an additional insured being PURCHASER.

10.  CLOSING.

10.1.  PLACE AND TIME OF CLOSING.  Closing shall take place at the offices of Russell C. Weigel, III, P.A., at 5775 Blue Lagoon Drive, Suite 100, Miami, Florida 33126, or such other place as the parties choose, commencing at 1:00 p.m., Eastern Standard Time, on the date of the Effective Date, provided that all conditions precedent to the obligations of the parties hereto to close have then been met or waived.

11.  TERMINATION, WAIVER, AND AMENDMENT.

11.1.  TERMINATION BY REASON OF LAPSE OF TIME.  This Agreement may be terminated by any party after January 31, 2010, by instrument duly authorized and executed and delivered to the other party, unless the Effective Date shall have occurred.

11.2.  GROUNDS FOR TERMINATION.  This Agreement may be terminated by written notice of termination at any time before the Effective Date (whether before or after action by stockholders of PUBLIC COMPANY or PRIVATE COMPANY):

(a) by mutual consent of the parties hereto;

(b) by PRIVATE COMPANY, upon written notice to PUBLIC COMPANY given at any time (i) if any of the representations and warranties of PUBLIC COMPANY contained in section

6 hereof were materially incorrect when made, or (ii) in the event of a material breach or material failure by PUBLIC COMPANY of any covenant or agreement of PUBLIC COMPANY contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to PUBLIC COMPANY, and which inaccuracy, breach, or failure, if continued to the Effective Date, would result in any condition set forth in section 4 hereof not being satisfied;

(c) by PUBLIC COMPANY, upon written notice to PRIVATE COMPANY given at any time (i) if any of the representations, warranties, or covenants of PRIVATE COMPANY contained in sections 8 or 9 hereof was materially incorrect when made, or (ii) in the event of a material breach or material failure by PRIVATE COMPANY of any covenant or agreement of PRIVATE COMPANY contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to PRIVATE COMPANY, and which inaccuracy, breach, or failure, if continued to the Effective Date, would result in any condition set forth in section 5 hereof not being satisfied; and (iii) that, if PUBLIC COMPANY shall terminate the Agreement, then PRIVATE COMPANY shall immediately rescind PURCHASER’S investment made on November 24, 2010 with interest per diem at the applicable Florida post-judgment rate, plus all amounts PURCHASER has paid in due dilligence to third-parties and rescind PURCHASER’S prior investments in PRIVATE COMPANY.  PRIVATE COMPANY shall also pay a penalty equal to ten percent of PURCHASER’S total investment and incidental expenses up through the date of the temrination by PRIVATE COMPANY.

(d) by either PRIVATE COMPANY or PUBLIC COMPANY upon written notice given to the other if the shareholders of either PRIVATE COMPANY or PUBLIC COMPANY shall have voted on and failed to adopt this Agreement, at the meeting of such shareholders called for such purpose.

11.3.  EFFECT OF TERMINATION.  In the event of the termination and abandonment hereof pursuant to the provisions of section 11.1 or section 11.2, this Agreement shall become void and have no force or effect without any liability on the part of PRIVATE COMPANY, PUBLIC COMPANY, or their respective directors or officers or shareholders, in respect of this Agreement.  Notwithstanding the foregoing, as provided in section 12.4 of this Agreement, the confidentiality agreement contained in that section shall survive such termination.

11.4.  WAIVER OF TERMS OR CONDITIONS.  Any of the terms or conditions of this Agreement, to the extent legally permitted, may be waived at any time prior to the Effective Date by the party which is, or whose shareholders are, entitled to the benefit thereof, by action taken by that party, by the board of directors of such party, or by its chairman, or by its president; provided that such waiver shall be in writing and shall be taken only if, in the judgment of the party, board of directors, or officer taking such action, such waiver will not have a materially adverse effect on the benefits intended hereunder to it or to the shareholders of its or his corporation; and the other parties hereto may rely on the delivery of such a waiver as conclusive evidence of such judgment and the validity of the waiver.

11.5.  AMENDMENT.  Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement and the exhibits hereto may be amended, supplemented, or interpreted at any time prior to the Effective Date by written instrument only duly authorized and executed by each of the parties hereto; provided, however, that (except as specifically provided herein or as may be approved by such shareholders) this Share Exchange Agreement may not be amended after:

(a) the action by shareholders of PUBLIC COMPANY in any respect that would change (i) the amount or kind of shares, obligations, cash, property, or rights to be received in exchange for or on conversion of the PUBLIC COMPANY Common Stock; (ii) any term of the certificate of incorporation of PRIVATE COMPANY to be effected by the Share Exchange; or (iii) any of the terms and conditions of this Agreement if the change would adversely affect the shareholders of PUBLIC COMPANY, or

(b) the action by shareholders of PRIVATE COMPANY in any respect that would change (i) the amount or kind of shares, obligations, cash, property, or rights to be received in exchange for the PRIVATE COMPANY Common Stock to be delivered in the Share Exchange; (ii) any term of the certificate of incorporation of PRIVATE COMPANY to be effected by the Share Exchange; or (iii) any of the terms and conditions of this Agreement if the change would adversely affect the shareholders of PRIVATE COMPANY.

12.  GENERAL PROVISIONS.

12.1.  ALLOCATION OF COSTS AND EXPENSES.  Except as provided in section 9, each party hereto shall pay its own fees and expenses, including without limitation the fees and expenses of its own counsel and its own accountants and tax advisers, incurred in connection with this Agreement and the transactions contemplated hereby.

12.2.  MUTUAL COOPERATION.  Subject to the terms and conditions herein provided, each party shall use its best efforts, and shall cooperate fully with the other party, in expeditiously carrying out the provisions of this Agreement and in expeditiously making all filings and obtaining all necessary approvals, and as soon as practicable shall execute and deliver, or cause to be executed and delivered, such notifications and additional documents and instruments and do or cause to be done all additional things necessary, proper, or advisable under applicable law to consummate and make effective on the earliest practicable date the transactions contemplated hereby.

12.3.  FORM OF PUBLIC DISCLOSURES.  PRIVATE COMPANY and PUBLIC COMPANY shall mutually agree in advance upon the form and substance of all public disclosures concerning this Agreement and the transactions contemplated hereby and shall not issue any such public disclosure prior to such consultation, except that PUBLIC COMPANY and PURCHASER in their sole discretion will determine the content of all SEC filings required to be filed through the

Effective Date.  As for all other disclosures, approval by PRIVATE COMPANY or PUBLIC COMPANY of such public disclosure shall not be unreasonably withheld.

12.4.  CONFIDENTIALITY.  PRIVATE COMPANY and PUBLIC COMPANY shall use all information that each obtains from the other pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement.  Neither PRIVATE COMPANY nor PUBLIC COMPANY shall use any of such information for any other purpose, including, without limitation, the competitive detriment of any other party.  PRIVATE COMPANY and PUBLIC COMPANY shall maintain as strictly confidential all information each of them learns from the other and shall, at any time after termination of this Agreement in accordance with the terms hereof, upon the request of the other, return promptly to it all documentation provided by it or made available to third parties.  Each of the parties may disclose such information to its respective affiliates, counsel, accountants, tax advisers, and consultants, provided that such parties are advised of the confidential nature of such information and agree to be bound by the terms of this section 12.4.  The confidentiality agreement contained in this section 12.4 shall remain operative and in full force and effect, and shall survive the termination of this Agreement.

12.5.  STANDARD OF MATERIALITY AND OF MATERIAL ADVERSE EFFECT.

(a) For purposes of sections 4, 6, and 7 of this Share Exchange Agreement, the terms "material" and "materially," when used with reference to items normally expressed in dollars, shall be deemed to refer to amounts individually and in the aggregate in excess of 3 percent of the shareholders' equity of PUBLIC COMPANY as of November 24, 2010, as determined in accordance with generally accepted accounting principles.

(b) For purposes of sections 5, 8, and 9 of this Share Exchange Agreement, the terms "material" and "materially," when used with reference to items normally expressed in dollars, shall be deemed to refer to amounts individually and in the aggregate in excess of 3 percent of the shareholders' equity of PRIVATE COMPANY as of November 24, 2010, as determined in accordance with generally accepted accounting principles.

(c) The term "Material Adverse Effect" wherever used in this Share Exchange Agreement shall mean, with respect to a party, a material adverse effect on the business, results of operations, financial condition, including the market value of any of the assets, or prospects of such party and its subsidiaries taken as a whole.

12.6.  COUNTERPARTS.  This Share Exchange Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto.  It shall not be necessary in making proof of this Share Exchange Agreement or any counterpart hereof to produce or account for the other counterpart.

12.7.  ENTIRE AGREEMENT.  This Share Exchange Agreement and its accompanying Stock Purchase Agreement of even date herewith set forth the entire understanding of the parties hereto with respect to their commitments to each other and their undertakings vis-à-vis each other on the subject matter hereof.  Any previous agreements or understandings among the parties regarding the subject matter hereof are merged into and superseded by this Share Exchange Agreement.  Nothing in this Share Exchange Agreement express or implied is intended or shall be construed to confer upon or to give any person, other than PRIVATE COMPANY, PUBLIC COMPANY, and their respective shareholders, any rights or remedies under or by reason of this Share Exchange Agreement.

12.8.  SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS.  None of the representations, warranties, covenants, and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, shall survive the Effective Date, except for sections 12.4 and 12.6, and those other covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Date.

12.9.  SECTION HEADINGS..  The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

12.10.  NOTICES.

A.

All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid.  All communications shall be addressed to the appropriate address of each party as follows:

If to SELLERS:

If to PURCHASER:

Vision Technologies, Inc.

Mr. Tony N. Frudakis

Attention:  Robert “Lee” Thompson

12913 42nd Ter. West

609 West Dyke Road

Cortez, FL 34215

Rogers, Arkansas 72756

If to PUBLIC COMPANY:

Attention:  Mr. Tony N. Frudakis

12913 42nd Ter. West

Cortez, FL 34215

B.

For purposes of notice, the address of each Party will be the address first set forth above; provided, however, that each Party will have the right to change its respective address for notices hereunder to another location by giving ten (10) days advance written notice to the other Party in the manner set forth above.

C.

All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

12.11.  CHOICE OF LAW.  This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Florida, without giving effect to the principles of conflict of law thereof.  Each of the parties agrees that it may be served with process in any action with respect to this Share Exchange Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Florida, respectively.

12.12.  KNOWLEDGE OF A PERSON.  References in this Share Exchange Agreement to the knowledge of a party shall mean, in the case of a corporation, the actual knowledge possessed by the present executive officers of such party.

12.13.  BINDING AGREEMENT.  This Share Exchange Agreement shall be binding upon the parties and their respective heirs, successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

[THIS AREA IS INTENTIONALLY LEFT BLANK]

AUTHORIZATION OF TONY N. FRUDAKIS

I HEREBY STATE UNDER OATH that the above instrument is entered into as my free and voluntary act and deed for the uses and purposes therein mentioned.

                /s/ Tony N. Frudakis

Tony N. Frudakis

STATE OF FLORIDA

}

}

ss:

COUNTY OF

 MANATEE

}

Sworn to and subscribed before me this        6th

 day of December, 2010, by TONY N. FRUDAKIS. He personally appeared before me at the time of this notarization.  He is:

Personally Known to me

     OR     Produced Identification

.

Type of Identification Produced:

.

Notary Public

Print Name

State of Florida Commission No.:

AUTHORIZATION OF ROBERT “LEE” THOMPSON

I HEREBY STATE UNDER OATH that the above instrument is entered into as my free and voluntary act and deed for the uses and purposes therein mentioned.

                /s/ Robert Lee Thompson

Robert “Lee” Thompson

STATE OF ARKANSAS

}

}

ss:

COUNTY OF

}

Sworn to and subscribed before me this        14th

 day of December, 2010, by ROBERT THOMPSON. He personally appeared before me at the time of this notarization.  He is:

Personally Known to me

     OR     Produced Identification

.

Notary Public

Print Name

State of Arkansas Commission No.:

AUTHORIZATION OF ROBERT “CHUCK” THOMPSON

I HEREBY STATE UNDER OATH that the above instrument is entered into as my free and voluntary act and deed for the uses and purposes therein mentioned.

Robert “Chuck” Thompson

STATE OF ARKANSAS

}

}

ss:

COUNTY OF

}

Sworn to and subscribed before me this

 day of December, 2010, by ROBERT THOMPSON. He personally appeared before me at the time of this notarization.  He is:

Personally Known to me

     OR     Produced Identification

.

Notary Public

Print Name

State of Arkansas Commission No.:

AUTHORIZATION OF SKYVIEW HOLDINGS CORP.

I HEREBY STATE UNDER OATH that the above instrument is entered into as a free and voluntary act and deed of Skyview Holdings Corp., for the uses and purposes therein mentioned, and I am authorized to execute the above instrument and that the seal affixed hereto is the corporate seal of Skyview Holdings Corp.

SKYVIEW HOLDINGS CORP.

                /s/ Tony N. Frudakis

Tony N. Frudakis, Chairman

STATE OF FLORIDA

}

}

ss:

COUNTY OF

 MANATEE

}

Sworn to and subscribed before me this       6th

 day of December, 2010, by TONY N. FRUDAKIS. He personally appeared before me at the time of this notarization.  He is:

Personally Known to me

     OR     Produced Identification

.

Type of Identification Produced:

.

Notary Public

Print Name

State of Florida Commission No.:

AUTHORIZATION OF VISION TECHNOLOGIES INC.

I HEREBY STATE UNDER OATH that the above instrument is entered into as a free and voluntary act and deed of Vision Technologies, Inc., for the uses and purposes therein mentioned, and I am authorized to execute the above instrument and that the seal affixed hereto is the corporate seal of Vision Technologies, Inc.

VISION TECHNOLOGIES INC.

/s/ Robert Lee Thompson

Robert “Lee” Thompson, Chairman

STATE OF ARKANSAS

}

}

ss:

COUNTY OF

}

Sworn to and subscribed before me this   14th

 day of December, 2010, by ROBERT “LEE” THOMPSON. He personally appeared before me at the time of this notarization.  He is:

Personally Known to me

     OR     Produced Identification

.

Notary Public

Print Name

State of Arkansas Commission No.:

EXHIBIT A

SCHEDULE 1.1

Shares Issued 1:1 in the Reorganized PUBLIC COMPANY

SHAREHOLDERS	OLD CO. CERT. #	DATE ISSUED	NO SHARES	TOT. SHARES
PINOTAGE	27	10/16/2000	2,104,912
	178	11/22/2002	45,518
	350	6/5/2006	158,000
	386	4/14/2009	26,300
	387	6/12/2009	167,000
				2,501,730
ROBERT L. THOMPSON, SR	195	12/31/2002	251,923
	338	3/1/2006	500,000
	204	4/28/2003	50,000
	233	12/30/2003	30,000
	234	12/30/2003	30,000
	241	4/15/2004	250,000
	261	6/24/2004	9,000
	303	12/31/2004	61,538
	368	3/26/2007	100,000
	378	12/13/2007	25,672
				1,308,133
ROBERT L. THOMPSON, SR	392	4/26/2008	1,225,505
(Assigned by Collins Haynes)
				1,225,505

ROBERT L. THOMPSON, SR	142	6/11/2002	168,334
(Assigned by Collins Haynes)	230	11/11/2003	20,000
	244	4/15/2004	110,000
	298	11/9/2004	24,000
	299	12/23/2004	25,000
	323	9/12/2005	9,500
	328	10/31/2005	657,660
	366	3/19/2007	30,333
	382	8/13/2008	57,500
				1,102,327
ROBERT L. THOMPSON, JR	260	6/24/2004	938,748
	330	11/29/2005	100,000
	355	11/1/2006	500
	391	11/18/2009	21,750
	405	8/30/2010	10,000
				1,070,998
LAURA ROBERTSON	28	10/16/2000	971,504

				971,504
BOID, INC.	194	12/31/2002	256,667
Owned by Thompsons
				256,667
VIDEO DISPLAY CORPORATON	403	8/30/2010	800,000
	412	9/21/2010	1,200,000
				2,000,000
BRITT GREMILLION	384	3/31/2009	1,233,992

				1,233,992

PATRICIA KORITZ	410	12/15/2008	100,000
	411	12/15/2008	701,880
				801,880
KIM NEILL	316	7/6/2005	500,000
Divorce settlement
				500,000
WATSON FAMILY TRUST, DAVID P. WATSON TRUSTEE	67	4/20/2001	80,000
	78	5/8/2001	100,000
	120	1/30/2002	25,000
	182	11/22/2002	2,000
	214	6/30/2003	258,000
	224	11/3/2007	33,334
				498,334
NILS BROUS	131	2/13/2002	60,000
	172	9/12/2002	10,000
	201	4/21/2003	175,000
	340	3/15/2006	20,000
	373	11/6/2007	170,000
				435,000
WESTBROOK AND KAREN DOSS	32	10/16/2000	419,600

				419,600
JOHN R. MEEKS	376	12/13/2007	400,000

				400,000
JAMES PHILLIPS	239	9/3/2003	328,829
				328,829

BILL SCHWYHART	57	10/16/2000	40,000
	83	5/17/2001	12,500
	90	9/13/2001	45,500
	125	1/30/2002	20,000
	143	6/11/2002	43,500
	223	11/3/2003	39,250
	227	11/2/2003	12,000
	174	9/13/2002	106,000
				318,750
WORLDWIDE WEB NETWORX CORP.	65	10/16/2000	301,128
DH BLAIR INVESTMENT BANKING
				301,128
JAMES TORRACO	407	2/16/2000	280,824

				280,824
BILL SAYE	56	10/16/2000	277,200

				277,200
DEVER FAMILY TRUST	35	10/16/2000	240,000
	377	12/13/2007	30,000
				270,000
MICHAEL E. MEYERS	33	10/16/2000	240,000
	329	11/2/2005	10,000
	339	3/15/2006	12,666
				262,666

KRISTEN DAVIS	408	8/30/2010	200,000
	409	8/30/2010	50,000
				250,000
IMPORTANT INITIATIVES	389	11/18/2009	198,410

				198,410
LAURA DUKE REVOCABLE TRUST	42	10/16/2000	133,328
DAVID DUKE	113	11/1/2001	1,000
	150	6/11/2002	57,147
	192	12/16/2002	6,000
				197,475
MICHAEL LEE MCCRACKEN	43	10/16/2000	133,328
	151	6/11/2002	57,142
				190,470
ROBERT B. THORNTON	175	9/13/2002	40,000
	203	4/21/2003	125,000
				165,000
KELLY WALKER	332	11/29/2005	9,020
	310	1/24/2005	3,900
	360	1/24/2007	43,673
	365	3/13/2007	34,000
	406	9/14/2010	58,000
				148,593
ROBERT CLARK	351	6/13/2006	55,000
	388	11/18/2009	83,500
				138,500

MARION K. WALKER	295	11/9/2004	17,000
	297	11/9/2004	100,321
				117,321
RICHARD M. DUNLEAVY	60	10/16/2000	8,000
	111	11/1/2001	22,333
	133	4/12/2002	600
	147	6/11/2002	1,500
	166	7/18/2002	3,000
	170	9/11/2002	3,000
	183	11/22/2002	4,500
	199	12/31/2002	4,500
	202	4/21/2003	4,500
	211	6/23/2003	6,750
	217	8/8/2003	6,750
	225	11/3/2003	6,750
	236	12/31/2003	9,000
	240	4/12/2004	9,000
	270	6/24/2004	9,000
	286	9/30/2004	18,000
				117,183
JOHN E. TATE	44	10/16/2000	32,000
	372	8/16/2007	50,000
	374	11/7/2007	25,000
				107,000

SCOTT ALAN BAILEY	45	10/16/2000	73,328
	112	11/1/2001	1,000
	153	6/11/2002	28,571
				102,899
WILLIAM A. BOWEN JR.	135	4/22/2002	50,000
	188	12/16/2002	1,200
	253	4/15/2004	10,000
	300	12/31/2004	10,000
	331	11/1/2005	10,000
	353	11/1/2006	10,000
	325	9/19/2005	3,000
				94,200
JAMES F. NEILL	320	8/9/2005	75,000
	321	8/9/2005	11,081
				86,081
ROSALIE GREER	91	9/13/2001	84,000

				84,000
CAMERON ASSOCIATES	362	2/6/2007	60,000

				60,000
W. CONSULTING LLC	364	2/6/2007	56,660

				56,660
DANIEL HERON	36	10/16/2000	56,000

				56,000

HUNTER HAYNES	77	4/20/2001	15,000
	116	11/1/2001	16,667
	152	6/11/2002	12,500
	185	12/16/2002	11,000
				55,167
ROBERT TOMLINSON	356	11/3/2006	54,000

				54,000
JOEL DAVIDSON, M.D. IRA	132	3/1/2002	5,000
	134	4/12/2002	17,500
	254	6/24/2004	13,999
	370	8/14/2007	15,000
				51,499
SUSAN H. SCHROEDER	103	11/1/2001	50,000

				50,000
JAMES M. GILBERT	288	11/9/2004	50,000

				50,000
KATHRYN E. PLATT, P.A.	137	5/7/2002	49,000

				49,000
GREENRANGE PARTNERS LLC	379	1/22/2008	41,452

				41,452
GREGORY HARMER	380	1/22/2008	41,452

				41,452

MICHAEL N. KYLE	106	11/1/2001	30,000
	249	4/15/2004	7,000
	326	9/19/2005	4,000
				41,000
HARRISON FRENCH	92	9/13/2001	40,033

				40,033
MARK SILVA	46	10/16/2000	40,000

				40,000
KAREN WALKER	75	4/20/2001	40,000

				40,000
CHRISTOPHER P. EWBANK	251	4/15/2004	8,000
	301	12/31/2004	30,000
				38,000
CLARK R. KRINGEN	245	4/15/2004	8,000
	273	6/24/2004	30,000
				38,000
GARY R. BRENNAN	208	6/23/203	4,000
	354	11/1/2006	7,000
	369	8/14/2007	25,000
				36,000
JAMIE MACKEY	248	4/15/2004	6,000
	287	11/9/2004	30,000
				36,000

DAVE C. BOLEN	109	11/1/2001	30,000
	189	12/16/2002	200
	250	4/15/2004	5,000
				35,200
DANIEL G. KIETZER	207	4/28/2003	30,000
	246	4/15/2004	5,000
				35,000
CHARLES RAY AKIN	59	10/16/2000	33,328

				33,328
TOM HILL	312	2/24/2005	5,500
	160	7/2/2007	5,500
	272	6/24/2004	20,000
				31,000
BRUCE W. GULLEDGE	107	11/1/2001	30,000
	190	12/16/2002	300
				30,300
JERRI L. KUBURICH	167	7/15/2002	30,000

				30,000
CASEY A MILEHAM	168	8/20/2002	30,000

				30,000
CHARLES T NASH AND MARY JANE NASH, AS JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP	327	9/30/2005	30,000

				30,000

TERRY JOHNSON	127	1/30/2002	2,000
	220	9/4/2003	26,000
				28,000
L. VICTOR EVANS	159	7/1/2002	2,500
	375	8/22/2007	25,000
				27,500
THOMAS BRYNER	247	4/15/2004	7,000
	302	12/31/2004	20,000
				27,000
GRETA L. QUALLS	210	6/23/2003	20,000
	252	4/15/2004	7,000
				27,000
MICHAEL WALKER	291	11/9/2004	27,000

				27,000
DAVID LEWIS	49	10/16/2000	26,672

				26,672
BECTEC INC.	146	6/11/2002	25,000

				25,000
THE SCOTT BOLDING TRUST	229	11/11/2003	25,000

				25,000
LYNN W. CONRAD	169	9/11/2002	25,000

				25,000
NAOMI RUTH GREEN	383	11/12/2008	25,000

				25,000

VINCE IMMORDINO	205	4/28/2003	25,000

				25,000
ROBERT A. SEALS	48	10/16/2000	24,000

				24,000
DEENA R. BELL	282	9/30/2004	20,000

				20,000
JAMES BURNETT	121	1/30/2002	20,000

				20,000
PAUL FEMMER	390	11/18/2009	20,000

				20,000
AUDRA R. GABBARD	274	6/24/2004	20,000

				20,000
TOM ROSATO	413	10/5/2010	20,000

				20,000
Rinelle Seay	402	8/13/2010	20,000

				20,000
MURRAY T. GREER III	71	4/20/2001	18,000

				18,000
JAMES KEENAN	50	10/16/2000	16,000

				16,000

MORGAN KEEGAN AND CO., CST F/B/O/ BILL R. KISOR SEP/IRA	66	4/20/2001	16,000

				16,000
JOHN DAVID LINDSEY	58	10/16/2000	16,000

				16,000
GARY LEIGH HILL	162	7/2/2002	5,500
	343	5/9/2006	10,000
				15,500
JOHN TESAR	385	4/14/2009	15,000

				15,000
RICHARD M. DUNLEAVY JR	226	11/3/2003	5,188
	271	6/24/2004	7,400
				12,588
MORTER REALTY	237	3/16/2004	12,500

				12,500
GRAVES HESARNSBEGER	156	6/11/2002	12,000

				12,000
EILEEN CONSIDINE	333	12/20/2005	11,840

				11,840
JAMES E. MCDONALD II	47	10/16/2000	9,600
JUDY LYNN MCDONALD	99	9/13/2001	1,500

				11,100
STEVEN E. CLAYTON	371	8/14/2007	10,000

				10,000

VIVIAN GREER	73	4/20/2001	10,000

				10,000
SUSAN L. HOLLAND	157	6/11/2002	10,000

				10,000
DR. WARREN MASSEY	296	11/9/2007	10,000

				10,000
JULIA MITCHEL	219	9/4/2003	10,000

				10,000
SUSAN SINGLETON	72	4/20/2001	10,000

				10,000
ALLEN MILTON	333	1/23/2006	7,500

				7,500
FRITZIE MOORE VAMMEN & JON C. VAMMEN	275	8/4/2004	7,500

				7,500
JAY & INGRID MAGIDSON	79	5/8/2001	7,000

				7,000
VOLUNTEER LIGHTING CO	149	6/11/2002	6,250

				6,250
TOM MCANALLY	155	6/11/2002	5,714

				5,714
SHIRLEY HILL	161	7/2/2002	5,500

				5,500

CLAUDE KEY	215	8/8/2003	5,500

				5,500
SHERRY KEY	216	8/8/2003	5,500

				5,500
ROBERT AUSTIN	289	11/9/2004	5,000

				5,000
PAMELA TWARDICK	358	1/24/2007	5,000

				5,000
IMPROV HOLDINGS LLC	337	2/06/206	2,175
	363	2/6/2007	2,175
				4,350
LYNDALL HAYNES	209	6/23/2007	4,000

				4,000
MICHELLE HUDSON LOVE TRUST	292	11/9/2004	4,000

				4,000
FRANK AND SUZANNE SHINER	51	10/16/2000	4,000

				4,000
LINDA OCHOA	309	1/24/2005	3,900

				3,900
RANDY R MELTON	337	2/7/2006	3,500

				3,500

ROBERTA PLATT	38	10/16/2000	2,800

				2,800
TOM PLATT	39	10/16/2000	2,800

				2,800
MARCUS AND TASHA DAILY	306	1/24/2005	2,500

				2,500
FLO SANCHEZ	293	11/9/2004	2,500

				2,500
HEATH MASSEY	294	11/9/2004	2,500

				2,500
GLENN FAST	123	1/30/2002	2,000

				2,000
MELVIN WALKER	290	11/9/2004	2,000

				2,000
CHRISTIAN BENAVIDES	145	6/11/2002	1,750

				1,750
KIMBERLY MORSE CANOVA	62	10/16/2000	1,600

				1,600
BARRY HENBEST	41	10/16/2000	1,600

				1,600

TYLER CLAYTON RODDEY	64	10/16/2000	1,600

				1,600
JANE WATSON SEXTON	61	10/16/2000	1,600

				1,600
MELISSA A. HALL	118	12/17/2001	1,500

				1,500
TERRY RHODES	154	6/11/2002	1,143

				1,143
PRESTON PLAEGER	304	1/24/2005	1,100

				1,100
BRYCEN BALL	305	1/24/2005	1,000

				1,000
MATTHEW CHRISTOPHER WHITE	184	11/22/2002	1,000

				1,000
VICTORIA MORGAN	63	10/16/2000	800

				800
ROGER BRENT VICKERS	136	5/7/2007	800

				800
ANGEL BURKE	144	6/11/2002	500

				500

GULF COAST BIO, INC. (TONY N. FRUDAKIS AND ELIZABETH FRUDAKIS JTEN)	11/29/2010	1,912,500*
GULF COAST BIO INC. (TONY N. FRUDAKIS AND ELIZABETH FRUDAKIS JTEN)	11/29/2010	450,000
LOUIS J. BROTHERS	11/29/2010	50,000
PHILLIP BROOKS	11/29/2010	637,500*
Shares Issued at Effective Date		23,707,297

EXHIBIT B

NOTICE AND QUESTIONNAIRE

The undersigned beneficial holder of common stock of Skyview Holdings Corp. (or such other name as such company shall thereafter be known by ("PUBLIC COMPANY") understands that PUBLIC COMPANY has filed or intends to file with the Securities and Exchange Commission (the "SEC") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), for the registration and resale of the stockholder’s securities in accordance with the terms of the Share Exchange Agreement, dated as of November 29, 2010 (the "Agreement"), by and among PUBLIC COMPANY and certain of its shareholders and others.

In order to sell or otherwise dispose of any of the Selling Stockholder’s securities pursuant to the Registration Statement required to be filed pursuant to the terms of the Agreement, a Selling Stockholder generally will be required to be named as a selling security holder in the related prospectus, deliver a prospectus to purchasers of its securities, and be bound by the Agreement.  Beneficial owners that do not complete this Notice and Questionnaire and deliver it to PUBLIC COMPANY as provided below will not be named as selling security holders in the prospectus and therefore will not be permitted to sell their securities pursuant to the Registration Statement.

Certain legal consequences may arise from being named as selling security holders in the Registration Statement and the related prospectus.  Accordingly, Selling Stockholders are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security holder in the Registration Statement.

Notice

The undersigned beneficial owner (the "Selling Stockholder") of PUBLIC COMPANY Securities hereby requests that PUBLIC COMPANY include in the Registration Statement the Selling Stockholder’s securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Registration Statement.  The undersigned Selling Stockholder, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Share Exchange Agreement.

The undersigned Selling Stockholder hereby provides the following information to PUBLIC COMPANY and represents and warrants that such information is accurate and complete:

Questionnaire

1.

(a)   Full Legal Name of Selling Stockholder:

(b)   Full legal name of registered holder (if not the same as (a) above) through which Pselling Stocholder’s Securities listed in Item 3 below are held:

(c)   Full legal name of broker-dealer or other third party through which Selling Stockholder’s securities listed in Item 3 below are held:

(d)   Full legal name of DTC participant (if applicable and if not the same as (b) or (c) above) through which Selling Stockholder’s securities listed in Item 3 below are held:

2.

Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

3.

Beneficial ownership of Selling Stockholder’s securities:

Unless otherwise indicated in the space provided below, all shares of Selling Shareholder’s PUBLIC COMPANY Common Stock listed in response to Item 3 above will be included in the Registration Statement.  If the undersigned does not wish all such shares of common stock to be so included, please indicate below the number of shares to be included:

4.

Beneficial Ownership of PUBLIC COMPANY's securities owned by the Selling Stockholder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered  owner of any securities of PUBLIC COMPANY other than the Selling Stockholder’s Securities listed above in Item 3.

(a)

Type and  amount  of other  securities  beneficially  owned by the Selling Stockholder:

(b)

CUSIP No(s). of such other securities beneficially owned:

5.

Relationship with PUBLIC COMPANY:

Except as set forth below, neither the undersigned nor any of its Affiliates, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with PUBLIC COMPANY (or its predecessors or Affiliates) during the past three years.

State any exceptions to the foregoing here:

The Selling Stockholder acknowledges that it understands its obligation to comply with the provisions of the Exchange Act, and the rules promulgated thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations) and the provisions of the Securities Act relating to prospectus delivery, in connection with any offering of PURCHASER’S Securities pursuant to the Registration Statement.  The Selling Stockholder agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

In accordance with the undersigned Selling Stockholder's obligation under the Share Exchange Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the undersigned Selling Stockholder agrees to promptly notify PUBLIC COMPANY of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.  All notices hereunder and pursuant to the Share Exchange Agreement shall be made in accordance with Section 9.7.4 of the Share Exchange Agreement.

In the event any Selling Stockholder transfers all of its securities listed in Item 3 above after the date on which such information is provided to PUBLIC COMPANY, the Selling Stockholder will notify the transferees at the time of transfer of its rights and obligations under this Notice and Questionnaire and the Share Exchange Agreement.

By signing below, the Selling Stockholder consents to the disclosure of the information contained herein in its answers to Items 1-5 above and the inclusion of such information in the Registration Statement.  The Selling Stockholder understands that such information will be relied upon by PUBLIC COMPANY without independent investigation or inquiry in connection with the preparation or amendment of the Registration Statement.

IN WITNESS WHEREOF, the undersigned Selling Stockholder, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its authorized agent.

Selling Stockholder:

By:_____________________________________

Printed Name:____________________________

Title:____________________________________

Dated:___________________________________

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

VISION TECHNOLOGIES, INC.

609 West Dyke Road

Rogers, Arkansas 72756

EXHIBIT C

INVESTMENT LETTER

In connection with the exchange of common stock pursuant to the terms and conditions of the Share Exchange Agreement dated December ___, 2010 to which the undersigned is a party (the "Agreement"), the undersigned hereby represents, warrants, covenants and agrees as set forth below.

1.

Exchange Entirely for Own Account. The Vision Technologies, Inc. (a Delaware corporation), common stock being exchanged for Skyview Holdings, Inc. (a Delaware corporation) common stock (hereafter the “Shares”) is being acquired for investment purposes only, for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the Shares or any portion thereof. Further, the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to all or any portion of the Shares.

2.

No Market for Shares.  The undersigned is fully aware that there is no public market where the Shares may be resold, that the Shares are illiquid, and that the undersigned must hold the Shares indefinitely.

3.

No Securities Act Registration. The undersigned understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption or specific exemptions from the registration provisions of the Securities Act which depend upon, among other things, the bona fide nature of the undersigned's investment intent as expressed herein.

4.

Restricted Securities. The undersigned acknowledges that, because the Shares have been issued by a former shell company or blank check company, the Shares must be held by the undersigned indefinitely unless subsequently registered under the Securities Act, until applicable holding periods have expired following the filing with the U.S. Securities and Exchange Commission of “Form 10 information”, as defined in Rule 144, or unless the federal securities laws are amended to reduce applicable holding periods and/or to eliminate securities resale restrictions.  Therefore, the provision of Rule 144 promulgated under the Securities Act that permits the limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions is not available for the resale of the Shares under current law.

5.

Accredited and Sophisticated Investor. The undersigned: represents and warrants that at this time the following information is true:

Check All That Apply

____

(a)

The undersigned is an individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000.

(In calculating net worth, you must exclude the value of your primary residence.  You may include equity in other personal property and real estate, cash, short-term investments, stock and securities.  Equity in personal property and real estate should be based on the fair market value of such property minus debt secured by such property.)

____

(b)

The undersigned is an individual that had an individual income in excess of $200,000 in each of the prior two years (2009 and 2008) and reasonably expects an income in excess of $200,000 in the current year (2010); or

____

(c)

The undersigned is an individual that had with his/her spouse joint income in excess of $300,000 in each of the prior two years (2009 and 2008) and reasonably expects joint income in excess of $300,000 in the current year (2010).

____

(d)

The undersigned is a director, president, vice president in charge of a principal business unit, division or function (such as sales, administration or finance); any other officer who performs a policy making function, or any other person who performs similar policy making functions for Vision Technologies, Inc., a Delaware corporation.

____

(e)

The undersigned, either alone or with the undersigned's professional advisor or advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of acquiring the Shares, and is able to bear the economic risk of the investment in the Shares, including a complete loss of the investment.

_____

(f)

None of the above.

6.

Opportunity to Ask Questions. The undersigned has had an opportunity to ask questions of and receive answers from the Company or its representatives concerning the terms of the undersigned's investment in the Shares, all such questions have been answered to the full satisfaction of the undersigned, and the undersigned has had the opportunity to request and obtain any additional information the undersigned deemed necessary to verify or supplement the information contained therein.

7.

Investment Risks. The undersigned recognizes that an investment in the Shares involves substantial risks, and is fully aware of and understands all of the risk factors related to the acquisition of the Shares. The undersigned has determined that the acquisition of the Shares is consistent with the undersigned's investment objectives. The undersigned is able to bear the economic risks of an investment in the Shares, and at the present time could afford a complete loss of such investment.

8.

Limitation on Manner of Offering. The Shares were not offered to the undersigned by any means of general solicitation or general advertising.

9.

Tax and Other Matters. The undersigned is not relying on the Company with respect to tax and other economic considerations involved in the acquisition of the Shares. The undersigned has carefully considered and has, to the extent the undersigned believes such discussion necessary, discussed with the undersigned's professional, legal, tax, accounting and financial advisors the suitability of an investment in the Shares for the undersigned's particular tax and financial situation, and the undersigned has determined that the Shares are a suitable investment for him or her.

10.

Restrictive Legends. The undersigned understands that the Shares shall bear one or more of the following restrictive legends:

(a) “THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION UNDER THE ACT AND SUCH LAWS IS NOT REQUIRED.”

(b) Any legend required by applicable state law.

11.

Successors. The representations and warranties contained herein shall be binding upon the heirs, executors, administrators, personal representatives and other successors of the undersigned and shall inure to the benefit of and be enforceable by the Company.

12.

Counsel. The undersigned has had the opportunity to discuss this letter and the Agreement with counsel of his or her selection and the undersigned has availed himself or herself of the opportunity to do so to the extent he or she desires. The undersigned is not relying upon the advice of the Company or counsel to the Company to advise the undersigned in connection with the risks and merits of consummating the transactions contemplated by the Agreement.

[THIS AREAS IS INTENTIONALLY BLANK]

13.

Address and Other Information. The undersigned represents that the mailing address, telephone number, facsimile number, and tax identification number set forth at the end of this letter are true and correct.

SHAREHOLDER(S)

__________________    ____________________  ___________________    _____________

Signature

Date

Signature (spouse)

Date

___________________________________              _________________________________

Name (Typed or Printed)

Name (Typed or Printed)

Mailing Address:

_______________________________

_______________________________

_______________________________

Telephone:

_______________________________

Fax:

_______________________________

Tax I.D. Number:

_______________________________